POWER OF ATTORNEY




         I, EDWARD D. MILLER, do hereby state that in my capacity as a director of KeySpan Corporation, I am required to file records, reports or statements with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

         NOW, THEREFORE, I do hereby appoint John J. Bishar, Jr., Alfred C. Bereche and Colleen A. Meade, and each of them severally, as my attorneys-in-fact, with power to execute in my name and place any and all records, reports or statements including any amendments thereto, required to be filed by me pursuant to Section 16(a) of the Exchange Act and Rule 144 of the Securities Act.

         This Power of Attorney shall remain in full force and effect until March 31, 2005, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact.

     IN WITNESS WHEREOF, I have set my hand this 23rd day of February, 2004.


                                                   /s/Edward D. Miller
                                                   ----------------------------
                                                   EDWARD D. MILLER